Exhibit 10.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 14, 2018, by and between Empire Resorts, Inc., a Delaware corporation (the “Company”) and Hillside (New Media Holdings) Limited, a company incorporated in England with its registered office at bet365 House, Media Way, Stoke-on-Trent, ST1 5SZ, UK (the “Purchaser”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement.

WHEREAS, the Company and an affiliate of the Purchaser have entered into a Sportsbook and Digital Gaming Collaboration Agreement dated as of the date of this Agreement (the “Collaboration Agreement”); and

WHEREAS, in connection with the agreements set forth in the Collaboration Agreement, the Purchaser desires to purchase from the Company, and the Company desires to sell and issue to the Purchaser (i) at the Initial Closing (as defined below), 1,685,759 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (the “Initial Closing Shares”) at a purchase price of $20.00 per share and (ii) at the Second Closing (as defined below), 814,241 shares of Common Stock (the “Second Closing Shares”) at a purchase price of $20.00 per share.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the Company and the Purchaser hereby agree as follows:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser (a) at the Initial Closing, the Initial Closing Shares for an aggregate purchase price equal to $33,715,180 (the “Initial Purchase Price”) and (b) at the Second Closing, the Second Closing Shares for an aggregate purchase price equal to $16,284,820 (the “Second Purchase Price”).

1.2 Closings.

(a) Subject to the satisfaction or waiver of the condition set forth in Section 5.1, the purchase and sale of the Initial Closing Shares shall take place at a closing (the “Initial Closing”) which shall take place remotely by the electronic exchange of documents and signatures commencing at 10:00 a.m. Eastern Time on the date hereof, or such other time and place as the Company and the Purchaser may agree. At the Initial Closing, subject to the terms and conditions hereof, the Company will instruct Continental Stock Transfer and Trust Company (the “Transfer Agent”) to deliver to the Purchaser, through book entry to the applicable balance account registered in the name of the Purchaser, the Initial Closing Shares, against payment of the Initial Purchase Price by wire transfer of immediately available funds to an account designated by the Company. The sale and issuance of the Initial Closing Shares will be effected pursuant to the Registration Statement.

(b) Subject to the satisfaction or waiver of the conditions set forth in Sections 5.2 and 5.3, the purchase and sale of the Second Closing Shares shall take place at a closing (the “Second Closing”), which shall take place remotely by the electronic exchange of documents and signatures commencing at 10:00 a.m. Eastern Time on the third (3rd) Business Day following the date on which all conditions set forth in Section 5 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Second Closing, but subject to the fulfillment or waiver of those conditions at the Second Closing), or such other time and place as the Company and the Purchaser may agree. At the Second Closing, subject to the terms and conditions hereof, the Company will instruct the Transfer Agent to deliver to the Purchaser, through book entry to the applicable balance account registered in the name of the Purchaser, the Second Closing Shares, against payment of the Second Purchase Price by wire transfer of immediately available funds to an account designated by the Company. The sale and issuance of the Second Closing Shares will be effected pursuant to the Registration Statement; provided that if the Company is unable to effect the sale and issuance of the Second Closing Shares to the Purchaser pursuant to the Registration Statement, the sale and issuance of the Second Closing Shares will be effected in reliance upon the exemption from securities registration afforded by the provisions of Rule 506(b) or (c) of Regulation D as promulgated by the SEC under the Securities Act (a “Private Placement”).

1.3 Deliveries at Closing.

(a) At the Initial Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i) a copy of the final supplement prospectus complying with Rule 424(b) of the Securities Act to be filed with the SEC with respect to the Initial Closing Shares (the “Initial Pro Supp”);

(ii) a copy of the instructions to the Transfer Agent instructing the Transfer Agent to deliver the Initial Closing Shares to the Purchaser, through a book entry position in an account registered in the name of the Purchaser at the Transfer Agent;

(iii) a certificate of the Secretary of the Company, dated as of the Initial Closing, (A) certifying the resolutions adopted by the Company’s board of directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Initial Closing Shares and the Second Closing Shares, (B) certifying the current versions of the Organizational Documents, and (C) certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Company; and

(iv) a fully executed copy of a commitment letter or agreement between the Company and Kien Huat Realty III Limited pursuant to which Kien Huat Realty III Limited has agreed to invest up to $126,000,000 in the Company (which amount shall not be reduced for the Initial Purchase Price) (the “Commitment”).

(b) At the Second Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i) only if the sale and issuance of the Second Closing Shares will be effected pursuant to the Registration Statement, a copy of the final supplement prospectus complying with Rule 424(b) of the Securities Act to be filed with the SEC with respect to the Second Closing Shares (the “Second Pro Supp”);

(ii) a copy of the instructions to the Transfer Agent instructing the Transfer Agent to deliver the Second Closing Shares to the Purchaser, through a book entry position in an account registered in the name of the Purchaser at the Transfer Agent;

(iii) a certificate of the Company in accordance with Section 5.2(c); and

(iv) only if the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, a legal opinion of Company counsel, dated as of the Second Closing, in a form reasonably acceptable to the Purchaser, executed by such counsel and addressed to the Purchaser.

(c) At the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company the Initial Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company.

(d) At the Second Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i) the Second Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company; and

(ii) a certificate of the Purchaser in accordance with Section 5.3(c).

1.4 Certain Adjustments. In the event that, between the date of this Agreement and the Second Closing, any change in the outstanding Common Stock shall occur as a result of any stock split, reverse stock split, stock dividend (including, without limitation, any dividend or distribution of Equity Interests convertible into or exchangeable for Common Stock), recapitalization, reclassification, combination, exchange of shares or other similar event, the Second Closing Shares and the Second Purchase Price shall be equitably adjusted to reflect such event and to provide for the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 1.4 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

2.1 Organization; Standing; Power. The Company and each of its Subsidiaries (i) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) has the requisite power and authority to own and use its properties and assets and to carry on its business as now being conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Company Material Adverse Effect.

2.2 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of the Company and no other corporate proceedings or action on the part of the Company or the Company’s stockholders are necessary to approve this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereunder or thereunder. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by the Ownership Approval (as defined below), gaming Laws and applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.3 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) and (ii) 150,000,000 shares of Common Stock. As of the date hereof (i) 32,717,491 shares of Common Stock were issued and outstanding, (ii) 44,258 shares of Series B Preferred Stock were issued and outstanding, which are convertible into 2,390 shares of Common Stock, (iii) 120 shares of Series F Preferred Stock were issued and outstanding, which are convertible into 600,000 shares of Common Stock, (iv) 10,622 shares of Common Stock are reserved for issuance pursuant to existing awards under the 2005 Equity Incentive Plan, (v) 2,585,708 shares of Common Stock were reserved for issuance pursuant to the 2015 Equity Incentive Plan, of which 286,175 shares of Common Stock are subject to outstanding awards and 2,299,533 shares of Common Stock are available for issuance upon future awards and (vi) 193,333 shares of Common Stock were reserved for and available for issuance upon the exercise of outstanding warrants.

(b) Except as set forth in Section 2.3(a), (i) there are (A) no outstanding Equity Interests of the Company, (B) no Equity Interests of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of the Company or such Subsidiary, as the case may be, or (C) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or such Subsidiary to issue, any Equity Interests of the Company or such Subsidiary, as the case may be, and (ii) there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests of the Company or such Subsidiary.

(c) The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue any Equity Interest to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(d) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(e) Except for the Investment Agreement, dated as of August 19, 2009, by and between the Company and Kien Huat Realty III Limited, there are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.4 Valid Issuance. The Shares are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and will not have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of Law or under or pursuant to the Organizational Documents or any other material agreement or instrument to which the Company or any Subsidiary is a party or bound or by which any property or asset of the Company or any Subsidiary is bound or affected and that is attached as an exhibit to a report filed by the Company with the SEC (each a “Material Agreement”).

2.5 Legal Proceedings. There is no Action pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary, nor, with respect to the Company or any Subsidiary, any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and there is not pending or, to the knowledge of the Company, threatened, any investigation by the SEC involving the Company, any Subsidiary or any current director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

2.6 Offering Exemption. In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, assuming, as of the date of the Second Closing, the accuracy of the representations and warranties of the Purchaser in Section 3, the offer, issuance and sale of the Second Closing Shares to the Purchaser will be exempt from registration requirements under the Securities Act.

2.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for the sale of the Shares hereunder based upon arrangements made by or on behalf of the Company.

2.8 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s Organizational Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Agreement, or (iii) conflict with or result in a violation of any Law or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) and (iii), such as would not reasonably be expected to have a Company Material Adverse Effect.

2.9 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 2.9. Except as set forth in the Company’s SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.10 Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, license, permit, waiver, authorization, franchise, certification, clearance, confirmation from or Order of, give any notice to, or make any filing or registration with (collectively, “Consent”), any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) any required notice and/or application(s) to Nasdaq for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby, (ii) any such consent, waiver, authorization or order of, notice to, or filing or registration with the Financial Industry Regulatory Authority, Inc., (iii) the filing of a Form D with the SEC in the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement and other such filings as are required to be made under applicable state securities laws and (iv) such notifications or filings as are required to be made under the Racing, Pari-Mutuel Wagering and Breeding Law of New York State (collectively, the “Required Approvals”).

2.11 Registration Statement; SEC Reports.

(a) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. At the time the Registration Statement and any amendments thereto became effective, at the time the Base Prospectus or any amendment or supplement thereto was issued and at the Initial Closing, the Registration Statement, the Base Prospectus, the Initial Pro Supp complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) In the event the Company issues and sells the Second Closing Shares pursuant to the Registration Statement, the Registration Statement shall be effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus shall have been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, be threatened by the SEC. At the Second Closing, the Registration Statement, the Base Prospectus, the Second Pro Supp shall comply in all material respects with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date of determination (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company has never been an issuer subject to Rule 144(i).

(e) As of the date of this Agreement, the Company is eligible to use Form S-3 under the Securities Act.

2.12 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, there has been no event, occurrence or development that has had or would reasonably be expected to have a Company Material Adverse Effect.

2.13 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date of determination, received written notice from Nasdaq to the effect that the Company is not in compliance with the Nasdaq listing or maintenance requirements. The Company is in compliance in all material respects with all such listing and maintenance requirements.

2.14 No Particular Holding Period. Notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Company understands and acknowledges that the Purchaser has not been asked to agree, nor has the Purchaser agreed, to desist from purchasing or selling securities of the Company or to hold the Shares or any other Company securities for any specified term.

2.15 Regulatory Permits. The Company and the Subsidiaries possess all Consents necessary under gaming Laws to conduct business at Resorts World Catskills Casino Resort as described in the SEC Reports, except where the failure to possess such Consents could not have or reasonably be expected to result in a Company Material Adverse Effect (“Gaming Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Gaming Permit.

2.16 Additional Representations and Warranties. Only if the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, in addition to the foregoing representations and warranties, at the Second Closing, the Company represents and warrants to the Purchaser as follows:

(a) No Integrated Offering. Assuming the accuracy of the representations and warranties of the Purchaser in Section 3, none of the Company, its Affiliates and Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Second Closing Shares to be integrated with prior offerings by the Company for any purposes, including, without limitation, the Securities Act which would require the registration of any such securities under the Securities Act, and any applicable Nasdaq stockholder approval provisions.

(b) No Disqualification Events. With respect to the Second Closing Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale, any general partner or managing member of any such solicitor, any director, executive officer or other officer participating in the offering of any such solicitor, nor any general partner or managing member of such solicitor (each, a “Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company shall have complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

3.1 Organization; Standing; Power. The Purchaser (i) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) has the requisite power and authority to own and use its properties and assets and to carry on its business as now being conducted. The Purchaser is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Purchaser Material Adverse Effect.

3.2 Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors or similar governing body of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereunder or thereunder. This Agreement and each other Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except to the extent that enforceability may be limited by the Ownership Approval, gaming Laws, applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

3.3 Legal Proceedings. There are no Actions pending by or against or, to the knowledge of the Purchaser, threatened against, the Purchaser that would materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

3.4 Financing. The Purchaser has sufficient funds available to it to make the payments of the Initial Purchase Price and the Second Purchase Price, to pay all fees and expenses to be paid by the Purchaser in connection with the transactions contemplated by this Agreement, and to satisfy any other payment obligations that may arise in connection with, or may be required in order to consummate, the transactions contemplated hereunder.

3.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with transactions contemplated hereunder based upon arrangements made by or on behalf of the Purchaser.

3.6 Purchase for Own Account. The Purchaser is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities Law; provided that by making this or any other representation in this Agreement or the other Transaction Documents, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the terms of this Agreement and the other Transaction Documents, at all times, to sell or otherwise dispose of or transfer all or any of the Shares in compliance with applicable federal and state securities Laws.

3.7 Purchaser Status; Investment Experience. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment. The Purchaser can bear the economic risk of its investment in the Shares. The Purchaser acknowledges that, prior to executing this Agreement, it has reviewed the publicly available information about the Company and has had the opportunity to ask questions of and receive answers or obtain additional information from representatives of the Company concerning the financial and other affairs of the Company. Except for the representations and warranties expressly set forth in this Agreement, the Purchaser has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any other such representations or warranties, either expressed or implied, by or on behalf of the Company.

3.8 Reliance on Exemptions. The Purchaser understands that, in the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, the Second Closing Shares will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in significant part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Second Closing Shares.

3.9 Restricted Securities. The Purchaser acknowledges that, in the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, as of the date of the Second Closing, (i) the Second Closing Shares will be characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they will not have been registered under the Securities Act and will be acquired from the Company in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances; (ii) the Second Closing Shares will be offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchaser in this Agreement, and that the Purchaser may need to hold the Second Closing Shares indefinitely, and that the Purchaser may need to bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) in addition to any other applicable legends, so long as required by the terms of this Agreement, all certificates or other instruments representing the Second Closing Shares acquired pursuant to a Private Placement in accordance with this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS TRANSFERABLE ONLY SUBJECT TO THE PROVISIONS OF SECTION THREE HUNDRED THREE OF THE RACING, PARI-MUTUEL WAGERING AND BREEDING LAW, SO LONG AS THE CORPORATION HOLDS DIRECTLY OR INDIRECTLY A LICENSE ISSUED BY THE NEW YORK STATE GAMING COMMISSION, AND MAY BE SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF OTHER LAWS PERTAINING TO LICENSES HELD DIRECTLY OR INDIRECTLY BY THE CORPORATION. THE OWNER OF THE SECURITIES ISSUED BY THE CORPORATION MAY BE REQUIRED BY REGULATORY AUTHORITIES TO POSSESS CERTAIN QUALIFICATIONS AND MAY BE REQUIRED TO DISPOSE OF THESE SECURITIES IF THE OWNER DOES NOT POSSESS SUCH QUALIFICATIONS.

and (v) subject to the terms of this Agreement, the Company shall promptly cause the legend to be removed from any certificate or other instruments representing the Second Closing Shares.

3.10 NY Gaming Law. The Purchaser acknowledges that the Shares are subject to the Racing, Pari-Mutuel Wagering and Breeding Law of New York State.

3.11 No Disqualification Events. Only if the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, in addition to the foregoing representations and warranties, at the Second Closing, the Purchaser represents and warrants to the Company that none of the Purchaser, any of its predecessors, any director, executive officer, other officer of Purchaser participating in the offering hereunder, any beneficial owner of 20% or more of Purchaser’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Purchaser in any capacity at the time of sale, any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale, any general partner or managing member of any such solicitor, any director, executive officer or other officer participating in the offering of any such solicitor, nor any general partner or managing member of such solicitor (each, a “Purchaser Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event.

4. Other Agreements.

4.1 Appropriate Actions. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist the other party in doing, all things reasonably necessary, proper or advisable to obtain satisfaction of the conditions precedent to the consummation of the transactions contemplated at the Second Closing including, without limitation, (a) obtaining all necessary Consents for the Purchaser to own the Shares, including the approval of the New York State Gaming Commission (the “Ownership Approval”), and the making of all filings and the taking of all steps as may be necessary to obtain the Ownership Approval, (b) avoiding an Action by any Governmental Authority challenging this Agreement or the consummation of the transactions contemplated hereunder, (c) defending any Actions challenging this Agreement or the consummation of the transactions contemplated hereunder, and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereunder.

4.2 Public Announcements. So long as this Agreement is in effect, neither the Company nor the Purchaser shall issue any press release or make any public statement with respect to the transactions contemplated hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable U.S. national securities exchange or a Governmental Authority to which the relevant party is subject, in which case the party hereto required to make the release or announcement shall use its reasonable best efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of such issuance. Each of the parties hereto may issue a press release announcing the execution and delivery of this Agreement; provided that, such press release shall not be issued prior to the approval of each party hereto.

4.3 Securities Law Filings. The Company and the Purchaser shall timely file all forms, reports and documents required to be filed by each with the SEC in connection with the execution of this Agreement and the transactions contemplated hereunder, including, without limitation, with respect to the Company, in the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, a Form D. If applicable, the Company shall take such action as the Company shall reasonably determine is necessary to comply with applicable securities or “Blue Sky” laws of the states in which the Shares are sold to the Purchaser.

4.4 Divestiture; Redemption. In the event the Purchaser becomes a Disqualified Holder (as defined in the Charter), (a) the Purchaser shall be required to dispose of the Shares and (b) the Company shall have the right to redeem the Shares, in each case in accordance with the terms and conditions of the Charter.

4.5 Intentionally Left Blank.

4.6 Legend Removal.

(a) Certificates evidencing the Initial Closing Shares shall not contain any restrictive legend except as required by the Racing, Pari-Mutuel Wagering and Breeding Law of New York State. If the Second Closing Shares are issued and sold pursuant to the Registration Statement, the Second Closing Shares shall not contain any restrictive legend except as required by the Racing, Pari-Mutuel Wagering and Breeding Law of New York State.

(b) In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, certificates evidencing the Second Closing Shares shall not contain any restrictive legend (including, without limitation, the legend set forth in Section 3.9): (i) while a registration statement covering the resale of such Shares (a resale registration statement covering any Shares, a “Resale Registration Statement” (which definition, for purposes of Section 4.11 shall include any preliminary or final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in such Resale Registration Statement)) is effective under the Securities Act (provided that, if the Purchaser is selling pursuant to such Resale Registration Statement, the Purchaser agrees to only sell such Shares during such time that such Resale Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Resale Registration Statement), or (ii) following any sale of such Second Closing Shares in compliance with Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) if such Second Closing Shares are eligible for resale under Rule 144 without compliance with the current public information requirement of Rule 144(c) and without being subject to the volume and manner-of-sale limitations of Rule 144(e) and Rule 144(f), or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, judicial interpretations and pronouncements issued by the staff of the SEC).

(c) The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. The Company agrees that following such time as such legend is no longer required under this Section 4.6, the Company will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. Except as may be otherwise required by applicable Law, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Agreement. Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the applicable account at the Depository Trust Company System as directed by the Purchaser, or as otherwise directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares issued with a restrictive legend.

(d) Subject to any restrictions imposed by applicable Laws, the Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares in this manner.

4.7 Integration. In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Second Closing Shares in a manner that would require the registration under the Securities Act of the offer or sale of the Second Closing Shares or that would be integrated with the offer or sale of the Second Closing Shares for the purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.8 Intentionally Left Blank.

4.9 Registration Procedures and Expenses. In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, or in the event Purchaser is unable to otherwise resell the Shares pursuant to Rule 144 without restrictions (including, without limitation, volume and manner of sale limitations and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), the Company and the Purchaser shall agree to the following:

(a) Upon request from Purchaser, the Company shall use its best efforts to promptly prepare and file with the SEC a Resale Registration Statement on Form S-1 or S-3, as appropriate, relating to the resale by the Purchaser of all or any portion of the Second Closing Shares, or Shares in the event the Purchaser is unable to otherwise resell such Shares pursuant to Rule 144 without restrictions, on a continuous basis pursuant to Rule 415 under the Securities Act, within fifteen (15) Business Days after such request if on Form S-3 and within twenty (20) Business Days after such request if on Form S-1. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to (i) effect a registration pursuant to this Section 4.9(a) within ninety (90) days after the effective date of a previous registration; (ii) to effect a registration pursuant to this Section 4.9(a) unless the request is for a number of Second Closing Shares with a market value that is equal to at least $5,000,000 as of the date of such request; (iii) to effect more than (A) two (2) registrations on a Resale Registration Statement with respect to the Second Closing Shares or (B) one (1) registration on a Resale Registration Statement with respect to each of the Initial Closing Shares and the Second Closing Shares if the Purchase is unable to otherwise resell such Shares pursuant to Rule 144 without restrictions (provided, that if the Purchaser demands registration under clause (B) only after the Second Closing, the Company shall not be obligated to effect more than one (1) such registration) or (iv) file or effect a Resale Registration Statement if all Shares subject to the registration demand may be sold under Rule 144 without restrictions; provided that, a registration shall not count as a registration requested under this Section 4.9(a) unless and until the Resale Registration Statement has become effective. The Company shall not include any other securities other than the Second Closing Shares in a Resale Registration Statement without the prior written consent of the Purchaser.

(b) The Company shall use its reasonable best efforts, subject to receipt of necessary information from the Purchaser, to cause the SEC to declare a Resale Registration Statement covering Second Closing Shares or Shares, as applicable, effective as soon as practicable after the date of the filing thereof and in any event no later than ninety (90) days after such filing if the Resale Registration Statement has been filed on Form S-3, and no later than one hundred twenty (120) days after such filing if such Resale Registration Statement has been filed on Form S-1.

(c) The Company shall promptly prepare and file with the SEC such amendments and supplements to a Resale Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Resale Registration Statement effective until the earliest of (i) the third (3rd) anniversary of the effective date of such Resale Registration Statement, (ii) such time as all of the Shares purchased by the Purchaser pursuant to the terms of this Agreement and registered for resale under such Resale Registration Statement have been sold pursuant to such Resale Registration Statement, or (iii) such time as the Purchaser is eligible to resell the Second Closing Shares without restrictions pursuant to Rule 144 or any other rule of similar effect; provided that the time period referenced in (i) and (ii) above shall be extended for any Suspension Period.

(d) Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchaser, for a reasonable period of time, not to exceed forty-five (45) days in the case of clauses (i) and (ii) below, or thirty (30) days in the case of clause (iii) below (each, a “Suspension Period”), delay the filing of a Resale Registration Statement or a request for acceleration of the effective date, or suspend the effectiveness of any Resale Registration Statement, in the event that (i) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company’s board of directors determines in its reasonable good faith judgement that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Resale Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (ii) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (iii) any other event occurs that makes any statement of a material fact made in such Resale Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Resale Registration Statement in order to make the statements therein not misleading; provided that in the case of a Suspension Period pursuant to clause (i) above, the Suspension Period shall terminate upon the earlier of such 45-day period or the completion, resolution or public announcement of the relevant transaction or event; provided, further, that, in the case of a Suspension Period pursuant to clause (i) or (ii) above, the Purchaser shall be entitled to withdraw its request for registration with respect to the Shares in question and, if such request is withdrawn, such demand for registration shall not count as one of the permitted registrations under Section 4.9(a). If the Company suspends the effectiveness of a Resale Registration Statement pursuant to this Section 4.9(d), the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Resale Registration Statement and give written notice to the Purchaser authorizing the Purchaser to resume offerings and sales pursuant to such Resale Registration Statement. If as a result thereof the prospectus included in such Resale Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchaser given pursuant to this Section 4.9(d). The Company shall be entitled to exercise its rights under this Section 4.9(d) not more than once in any six (6) month period; provided that the aggregate number of days of all Suspension Periods hereunder shall not exceed sixty (60) days in any twelve (12) month period. After the expiration of any Suspension Period and without further request from the Purchaser, the Company shall effect the filing (or if required amendment or supplement) of the Resale Registration Statement, or the filing of other documents, as necessary to allow the Purchaser to resell the Second Closing Shares or the Shares, as applicable, as set forth herein.

(e) The Company shall furnish to the Purchaser with respect to the Second Closing Shares or Shares, as applicable, registered under any Resale Registration Statement (and to each underwriter, if any, of such Second Closing Shares or Shares, as applicable) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Second Closing Shares or Shares, as applicable, by the Purchaser.

(f) If necessary, the Company shall use commercially reasonable efforts to register or qualify such Second Closing Shares or Shares, as applicable, under such other state securities or “blue sky” laws of such jurisdictions as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Second Closing Shares or Shares, as applicable, in such jurisdictions; provided that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.9(g).

(g) The Company shall notify the Purchaser and each distributor of Second Closing Shares or Shares, as applicable, identified by the Purchaser, at any time when a prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the prospectus included in such Resale Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Purchaser, the Company shall use commercially reasonable efforts to prepare, as soon as practical, a supplement or amendment to such prospectus so that, as thereafter delivered to any prospective purchasers of Second Closing Shares, or Shares, as applicable, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 4.9 and the registration of the Second Closing Shares or Shares, as applicable, pursuant to a Resale Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Second Closing Shares or Shares, as applicable pursuant to a Resale Registration Statement.

(i) The Company shall provide the Purchaser an opportunity to review, provide comment on and correct any factual errors in, all disclosures regarding the Purchaser and any plan of distribution proposed by the Purchaser in connection with the preparation of any Resale Registration Statement, a preliminary or final prospectus included therein or related thereto or amendments and supplements thereto.

(j) If the Purchaser transfers any Shares to an Affiliate, such Affiliate shall have the rights of the Purchaser under this Section 4.9 with respect to such Shares.

(k) It shall be a condition precedent to the obligations of the Company to file or effect any Resale Registration Statement pursuant to this Agreement that Purchaser (or the holder of the Shares at the time the Resale Registration Statement is to be filed or declared effective) shall furnish to the Company such information regarding itself, the Shares held by it and the intended method of disposition of the Shares held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Resale Registration Statement and shall execute such documents in connection with such registration as the Company may reasonably request.

4.10 Restrictions on Transfer. In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, the Purchaser agrees that it will not effect any disposition of the Second Closing Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (a) there is then in effect a Resale Registration Statement or (b) such disposition is otherwise permitted by Law.

4.11 Indemnification. In the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement or in the event of a Purchaser is unable to otherwise resell the Shares pursuant to Rule 144 without restrictions, the Company and the Purchaser agree to the following:

(a) The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, shareholders, members, managers, partners, employees, agents and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act and Section

20 of the Exchange Act), and the directors, officers, shareholders, members, managers, partners, employees, agents and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons, against any losses, claims, damages, liabilities, judgements, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) (collectively, “Claims”) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in a Resale Registration Statement relating to Shares, any amendment thereof or supplement thereto (including any “free writing prospectus” filed by the Company (as defined in Rule 433 under the Securities Act), or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Shares are offered, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Purchaser expressly for the use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any applicable state securities or “blue sky” laws, or any rule or regulation thereunder relating to the offer or sale of the Shares pursuant to a Resale Registration Statement.

(b) The Purchaser agrees to indemnify and hold harmless the Company, and its directors, officers, shareholders, members, managers, partners, employees, agents and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, managers, partners, employees, agents and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons, against Claims arising out of or based upon any untrue or alleged untrue statement of material fact contained in a Resale Registration Statement or any amendment or supplement thereto (including any “free writing prospectus” (as defined in Rule 405 of the Securities Act and required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Securities Act), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser expressly for use therein. The Purchase agrees that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Second Closing Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act).

(c) Any Person entitled to indemnification hereunder (an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after discovery by such Indemnified Party of any matters giving rise to a claim for indemnification. Such notice shall describe such claim in reasonable detail. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall be entitled to assume the defense of such claim with counsel of its own choosing reasonably satisfactory to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action, in the reasonable judgment of any Indemnified Party, there may be one or more legal or equitable defenses available to such Indemnified Party which are in addition to or may conflict with those available to another Indemnified Party with respect to such claim, in which case the Indemnifying Party shall be responsible for the reasonable and documented fees and expenses of no more than one such separate counsel. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall deliver to the Indemnifying Party copies of all notices and documents (including, without limitation, court papers) received by the Indemnified Party related to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without the Indemnifying Party’s written consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any Indemnified Party would be entitled to indemnification by any Indemnifying Party hereunder unless such judgment or settlement imposes no ongoing obligations on any such Indemnified Party and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such Indemnified Party, of a release, reasonably satisfactory in form and substance to such Indemnified Party, from all liabilities in respect of such claim or action for which such Indemnified Party would be entitled to such indemnification. The Indemnifying Party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an Indemnified Party unless the Indemnifying Party has also consented to such judgment or settlement. The indemnification required by this Section 4.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnifying Party against any Indemnified Party or others and any liabilities the Indemnifying Party may be subject to pursuant to applicable law.

(d) The indemnification provided for under this Section 4.11 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of securities but only with respect to offers and sales of Shares made pursuant to the Resale Registration Statement.

(e) If the indemnification provided for in or pursuant to this Section 4.11 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided, (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 4.11, (ii) no Person involved in the sale of the Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Second Closing Shares who was not guilty of fraudulent misrepresentation, and (iii) in no event shall the liability of the Indemnifying Party be greater in amount than the amount for which such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.11(a) or 4.11(b) hereof had been available under the circumstances. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.12 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by the Purchaser, any deemed underwriter participating in any disposition pursuant to a Resale Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company relating specifically to the “Plan of Distribution” contained in a Resale Registration Statement.

5. Conditions to Closing.

5.1 Conditions Precedent to Obligations of the Parties. The obligation of the Company to sell and issue to the Purchaser and the Purchaser to purchase and acquire the Initial Closing Shares at the Initial Closing is subject to delivery by the Company to the Purchaser of evidence reasonably satisfactory to the Purchaser that $12 million has been funded under the Commitment or that there is a binding subscription for $12 million that will be funded under the Commitment.

5.2 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase and acquire the Second Closing Shares at the Second Closing is subject to the satisfaction (or waiver by the Purchaser) on or before the Second Closing of each of the following conditions:

(a) Company Representations and Warranties. Each representation and warranty of the Company set forth in Section 2, shall be true and correct as of the date of this Agreement and true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Company Material Adverse Effect, in all respects) at and as of the Second Closing as though made at and as of the Second Closing, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time).

(b) Performance of Obligations. The Company shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by the Company under this Agreement and the other Transaction Documents at or prior to the Second Closing.

(c) Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the date of the Second Closing and signed by a duly authorized executive officer of the Company, certifying to the effect that the Company satisfied the conditions applicable to it set forth in Sections 5.2(a) and 5.2(b).

(d) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any case, prohibits or makes illegal the consummation of the issuance and sale of the Second Closing Shares.

(e) Required Approvals and Consents. All Required Approvals and Consents necessary for the consummation of the Second Closing (including, without limitation, the Ownership Approval) shall have been obtained.

(f) Collaboration Agreement. The Collaboration Agreement shall be in full force and effect.

(g) Nasdaq Listing. The Common Stock (i) shall continue to be listed on Nasdaq, and (ii) shall not have been suspended, as of the Second Closing, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Second Closing, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq.

(h) Enactament of NY Gaming Law Permitting Online Sportsbook. A NY Gaming Law permitting Online Sportsbook shall have been enacted and become effective.

(i) Delivery. The Company has delivered the items set forth in Section 1.3(b).

(j) Passage of Time. Thirty (30) days shall have passed since the later of (i) enactment and effectiveness of a NY Gaming Law permitting Online Sportsbook, and (ii) the Ownership Approval; provided that, if on such date, the Company has received written notice from the Purchaser of the Company’s material breach of the Collaboration Agreement, such 30-day period shall be extended until the Company has cured such material breach in accordance with the terms of the Collaboration Agreement.

(k) Company Business; Gaming License. The Company directly or indirectly owns 100% of the Resorts World Catskills Casino Resort located in Monticello, New

York in a manner materially consistent with the description thereof in the SEC Reports as of the date of this Agreement and directly or indirectly holds all Gaming Permits necessary for such ownership and the Company has not receive notice of proceedings relating to the revocation or modification of any Gaming Permit.

5.3 Conditions Precedent to Obligations of the Company. The obligation of the Company to sell and issue to the Purchaser the Second Closing Shares at the Second Closing is subject to the satisfaction (or waiver by the Company) on or before the Second Closing of each of the following conditions:

(a) Purchaser Representations and Warranties. Each representation and warranty of the Purchaser set forth in Section 3, shall be true and correct as of the date of this Agreement and true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Purchaser Material Adverse Effect, in all respects) at and as of the Second Closing as though made at and as of the Second Closing, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time).

(b) Performance of Obligations. The Purchaser shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by the Purchaser under this Agreement and the other Transaction Documents at or prior to the Second Closing.

(c) Officer’s Certificate. The Purchaser shall have delivered to the Company a certificate, dated as of the date of the Second Closing and signed by a duly authorized executive officer of the Purchaser, certifying to the effect that the Purchaser satisfied the conditions applicable to it set forth in Sections 5.3(a) and 5.3(b).

(d) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any case, prohibits or makes illegal the consummation of the issuance and sale of the Second Closing Shares.

(e) Required Approvals and Consent. All Required Approvals and Consents necessary for the consummation of the Second Closing (including, without limitation, the Ownership Approval) shall have been obtained.

(f) Collaboration Agreement. The Collaboration Agreement shall be in full force and effect.

(g) Nasdaq Listing. The Common Stock (i) shall continue to be listed on Nasdaq, and (ii) shall not have been suspended, as of the Second Closing, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Second Closing, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq.

(h) Enactment of NY Gaming Law Permitting Online Sportsbook. A NY Gaming Law permitting Online Sportsbook shall have been enacted and become effective.

(i) Delivery. The Purchaser has delivered the items set forth in Section 1.3(d).

(j) Passage of Time. Thirty (30) days shall have passed since the later of (i) enactment and effectiveness of a NY Gaming Law permitting Online Sportsbook, and (ii) the Ownership Approval; provided that, if on such date, the Company has received written notice from the Purchaser of the Company’s material breach of the Collaboration Agreement, such 30-day period shall be extended until the Company has cured such material breach in accordance with the terms of the Collaboration Agreement.

6. Termination. This Agreement may be terminated at any time prior to the Second Closing:

6.1 by mutual written consent of the Purchaser and the Company;

6.2 by either the Company, on the one hand, or the Purchaser, on the other hand, if any Governmental Authority shall have issued, prior to the Second Closing, an Order permanently restraining, enjoining or otherwise prohibiting, the consummation of the sale and issuance of the Second Closing Shares, and such Order shall have become final and non-appealable, or any Law enacted or promulgated by any Governmental Authority is in effect that prevents or makes illegal the sale and issuance of the Second Closing Shares; provided that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to a party hereto if the issuance of, or failure to resolve or have vacated or lifted, such Order was primarily due to a breach by such party of any of its covenants or agreements under this Agreement;

6.3 by the Purchaser, at any time prior to the Second Closing, if: (i) there has been a breach by the Company of its representations, warranties or agreements contained in this Agreement or any other Transaction Document, in each case, such that any condition contained in Sections 5.2(a) or 5.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Purchaser shall have delivered to the Company written notice of such breach and (iii) such breach is not capable of cure within thirty (30) days; provided that the Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 6.3 if the Purchaser is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

6.4 by the Company, at any time prior to the Second Closing, if: (i) there has been a breach by the Purchaser of its representations, warranties or agreements contained in this Agreement or any other Transaction Document, in each case, such that any condition contained in Sections 5.3(a) or 5.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to the Purchaser written notice of such breach and (iii) such breach is not capable of cure within thirty (30) days; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 6.4 if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

6.5 automatically, without any further action on behalf of the Purchaser and the Company upon the termination of the Collaboration Agreement; and

6.6 automatically, without any further action on behalf of the Purchaser and the Company upon the final and non-appealable Order of the New York State Gaming Commission denying the Purchaser the Ownership Approval.

7. Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchaser, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, this Agreement shall forthwith become void and have no further force and effect (other than Section 4.3 through 4.12, Section 7 and Section 8, each of which shall survive termination of this Agreement); provided that nothing herein shall relieve any party from liabilities for damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination.

8. Miscellaneous.

8.1 Survival. None of the representations or warranties in this Agreement or in any other Transaction Document shall survive the Second Closing except in the case of fraud and except that this Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Second Closing, including, without limitation, Section 4, Section 7 and Section 8, which shall survive; provided that in the event the sale and issuance of the Second Closing Shares will be effected pursuant to a Private Placement, the representations and warranties in this Agreement shall survive until the first anniversary of the Second Closing.

8.2 Fees and Expenses. Subject to Section 7 and the terms of the Collaboration Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon the first (1st) Business Day after such email is sent if written confirmation of receipt by email is obtained, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:

If to the Company, addressed to it at:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5014

Monticello, NY 12701

Attention: Nanette L. Horner

E-mail: nhorner@emprireresorts.com

with a copy to (for information purposes only):

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Kenneth J. Baronsky

E-mail: kbaronsky@sidley.com

If to the Purchaser, addressed to it at:

Hillside (New Media Holdings) Limited

bet365 House

Media Way

Stoke-on-Trent

ST1 5SZ

UK

Attention: Ash Averill, Legal Counsel, with a copy to Legal Notices

E-mail: ash.averill@bet365.com; legalnotices@bet365.com

with a copy to (for information purposes only):

Brownstein Hyatt Farber Schreck LLP

410 17th Street, Suite 2200

Denver, CO 80202

Attention: Elizabeth Paulsen

E-mail: epaulsen@bhfs.com

8.4 Certain Definitions. For the purposes of this Agreement, the term:

“2005 Equity Incentive Plan” means the Company’s Second Amended and Restated 2005 Equity Incentive Plan.

“2015 Equity Incentive Plan” means the Company’s 2015 Equity Incentive Plan.

“Actions” means a suit, claim, action, proceeding, arbitration, mediation, inquiry, notice of violation or investigation.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Base Prospectus” means the final base prospectus filed with or for the Registration Statement.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

“Charter” means the Second Amended and Restated Certificate Incorporation of the Company, dated as of November 1, 2016.

“Company Material Adverse Effect” means any change, event, condition, occurrence, state of facts, development or effect that, individually or in the aggregate, would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Collaboration Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Collaboration Agreement.

“Confidentiality Agreement” means the Nondisclosure Agreement by and between Empire Resorts, Inc. and Hillside (Sports) GP Limited, dated as of August 8, 2018.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Interests” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including, without limitation, debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest or other instrument or right the value of which is based on any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any arbitrator, governmental or regulatory authority, agency, court, commission or other governmental body (federal, state, county, local or foreign), including, without limitation, the New York State Gaming Commission.

“Law” means any applicable national, provincial, state, municipal and local laws (including, without limitation, common law), statutes, ordinances, codes, decrees, rules, regulations or Orders of any Governmental Authority, in each case, having the force of law.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction

“Nasdaq” means the Nasdaq Global Market.

“NY Gaming Law” has the meaning set forth in the Collaboration Agreement.

“Online Sportsbook” has the meaning set forth in the Collaboration Agreement.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree or arbitration award of any Governmental Authority.

“Organizational Documents” means the Charter and the Third Amended and Restated By-Laws of the Company, as amended on November 2, 2016.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group, including, without limitation, a Governmental Authority.

“Purchaser Material Adverse Effect” means any change, event, condition, occurrence, state of facts, development or effect that, individually or in the aggregate, could have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Collaboration Agreement, or (ii) a material adverse effect on the Purchaser’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Collaboration Agreement.

“Registration Statement” means the registration statement on Form S-3 (File No. 333-214119) or, with respect to the Second Closing, a subsequent registration statement on Form S-3 or any other appropriate form on which the Second Closing Shares may be registered for issuance and sale by the Company under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Initial Closing Shares and the Second Closing Shares.

“Subsidiary” means any direct or indirect subsidiary of the Company and shall also include any direct or indirect subsidiary of the Company formed or acquired after the date of this Agreement.

“Transaction Documents” means this Agreement and all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated under this Agreement (but, for the avoidance of doubt, not the Collaboration Agreement, a Registration Statement or a Resale Registration Statement).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or OTCQX (or any successors to any of the foregoing).

8.5 Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.7 Entire Agreement. This Agreement, the other Transaction Documents and the Collaboration Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8.8 Amendment. This Agreement may only be amended by the written agreement of the Purchaser and the Company.

8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

8.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise set forth in Section 4.11.

8.11 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any appellate court from any thereof, in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.12 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

8.13 Specific Performance. Each party hereto hereby acknowledges and agrees that its failure to perform its agreements and covenants hereunder, including, without limitation, its failure to take all actions as are necessary on its part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party hereto, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without any requirement that a bond or other security be posted.

8.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

8.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

8.16 Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. The preamble and recitals to this Agreement are hereby incorporated by reference into this Agreement.

The parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller

Name: Ryan Eller
Title: President and Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

PURCHASER:

HILLSIDE (NEW MEDIA HOLDINGS) LIMITED

By:	/s/ John Coates

Name: John Coates
Title: Director

[Signature Page to Common Stock Purchase Agreement]

Schedule 2.9

Subsidiaries

Alpha Casino Management, Inc.

Alpha Monticello, Inc.

Empire Resorts Real Estate I, LLC

Empire Resorts Real Estate II, LLC

Monticello Raceway Management, Inc.

Montreign Holding Company, LLC

Montreign Operating Company, LLC